Exhibit H(vi)

                   Investment Company Administration Agreement
                     Commonwealth International Series Trust

            THIS AGREEMENT, dated as of the 1st day of July 2005, by and between Commonwealth International Series Trust (the "Fund" or "Funds"), a statutory business trust operating as an open-end, investment management company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the Commonwealth of Massachusetts and InCap Fund Administration, Inc. ("InCap"), a corporation duly organized under the laws of the State of Maryland (collectively, the "Parties").

                                Witnesseth That:

            Whereas, the Fund is authorized by its Agreement and Declaration of Trust and By-Laws to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Fund and InCap; and

            Whereas, the Parties desire to enter into an agreement whereby InCap will provide the services to the Fund as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

            Now Therefore, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                               General Provisions

Section 1. Appointment.

      The Fund hereby appoints InCap as Fund Administrator and InCap hereby accepts such appointment. In order that InCap may perform its duties under the terms of this Agreement, the Board of Trustees of the Fund shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Fund to cooperate fully with InCap and, upon request of InCap, to provide such information, documents and advice relating to the Fund which InCap requires to execute its responsibilities hereunder. In connection with its duties, InCap shall be entitled to rely, and will be held harmless by the Fund when acting in reasonable reliance, upon any instruction, advice or document relating to the Fund as provided to InCap by any of the aforementioned persons on behalf of the Fund. All fees charged by any such persons acting on behalf of the Fund would be deemed an expense of the Fund.

      Any services performed by InCap under this Agreement will conform to the requirements of:

            (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

            (b) any other applicable provision of state and federal law;

            (c) the provisions of the Declaration of Trust and the By-Laws of the Fund as amended from time to time and delivered to InCap;

            (d) any policies and determinations of the Board of Trustees of the Fund which are communicated to InCap; and

            (e) the policies of the Fund as reflected in the Fund's registration statement as filed with the U.S. Securities and Exchange Commission.


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      Nothing in this Agreement will prevent InCap or any officer thereof from providing the same or comparable services for or with any other person, trust, firm or corporation. While the services supplied to the Fund may be different than those supplied to other persons, trusts, firms or corporations, InCap will provide the Fund equitable treatment in supplying services. The Fund recognizes that it will not receive preferential treatment from InCap as compared with the treatment provided to other InCap clients.

Section 2. Duties and Obligations of InCap.

      Subject to the provisions of this Agreement, InCap will provide to the Fund the specific services as set forth in Schedule "A" attached hereto.

Section 3. Definitions. For purposes of this Agreement:

      "Notice" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Note shall be given to and received by the custodian and shall be signed on behalf of the Fund by any two of its designated officers, and the term Note shall also include instructions communicated to the custodian by InCap.

      "Custodian" will refer to that agent which provides safekeeping of the assets of the Fund.

      "Instructions" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

      "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to InCap in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to InCap to be a person or persons so authorized by a resolution of the Board of Trustees of the Fund to give Oral Instructions to InCap on behalf of the Fund.

      "Shareholders" will mean the registered owners of the shares of the Fund in accordance with the share registry records maintained by the Funds' Transfer Agent.

      "Shares" will mean the issued and outstanding shares of the Fund.

      "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, and national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution, which participates in a signature guarantee program.

      "Written Instruction" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to InCap in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to InCap to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Fund, or so identified by the Fund to give Written Instructions to InCap on behalf of the Fund.

      "Concerning Oral and Written Instructions" For all purposes under this Agreement, InCap is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Fund or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered promptly. In cases where InCap receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Fund's records, the Fund shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.


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            InCap shall be entitled to rely on the first Instruction received from the Fund or its authorized agents, whether Oral or otherwise. For any act or omission undertaken by InCap in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Fund, provided however, that in the event any Instruction received by InCap is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, InCap shall act upon such subsequent Written or Oral Instruction. The sole obligation of InCap with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such follow-up or confirmatory Written or Oral Instruction, and to report such discrepancy to the Fund. The Fund shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires InCap to act; the Fund shall give InCap specific Written Instruction as to the action required.

      The Fund will file with InCap a certified copy of each resolution of the Fund's Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

Section 4. Indemnification.

      (a) InCap shall indemnify and hold the Funds harmless from and against each and all of the following:

            (i) any and all damages or deficiencies resulting from any misrepresentation, breach or non-fulfillment of any obligation or duty on the part of the InCap contained in this Agreement or in connection with the transactions contemplated hereby;

            (ii) any and all expenses and liabilities of the Funds of any nature (including penalty payments) arising from or relating to the failure of InCap to perform its obligations under this Agreement; and

            (iii) any and all accounts, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to the foregoing.

            If a claim is made against the Fund as to which the Fund may seek indemnity under this Section, the Fund will notify InCap promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify InCap promptly of any action commenced against the Funds within ten (10) days after the Fund has been served with a summons or other legal process. Failure to notify InCap will not, however, relieve InCap from any liability, which it may have on account of the indemnity under this Section, so long as InCap has not been prejudiced in any material respect by such failure.

            InCap and the Fund will cooperate in the control of the defense of any action, suit or proceeding in which the Fund is involved and for which indemnity being provided by InCap to the Fund. InCap may negotiate the settlement of any action, suit or proceeding subject to the Fund's approval, which will not be unreasonably withheld. The Fund reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Reasonable costs or expenses incurred by the Fund in connection with, or as a result of such participation, will be borne solely by InCap if:

            (1) the Fund has received an opinion of counsel from counsel to InCap stating that the use of counsel to InCap by the Fund would present an impermissible conflict of interest;

            (2) the defendants in, or targets of, any such action or proceeding include both the Fund and InCap and legal counsel to the Fund has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to InCap or which may be adverse to or inconsistent with defenses available to InCap (in which case InCap will not have the right to direct the defense of such action on behalf of the Fund); or

            (3) InCap authorizes the Fund to employ separate counsel at the expense of InCap.


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      (b) Any director, officer, employee, shareholder or agent of InCap, who may be or become an officer, director, employee or agent of the Fund, will be deemed, when rendering services to the Fund, or acting on any business of the Fund (other than services or business in connection with InCap's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or under the control or direction of InCap even though such person may be receiving compensation from InCap.

      (c) The Fund agrees to indemnify and hold InCap harmless, together with its officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which InCap may sustain or incur or which may be asserted against InCap by any person by reason of, or as a result of:

            (i) any action taken or omitted to be taken by InCap in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by InCap to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Fund, or upon the written opinion of legal counsel for the Fund or InCap; or

            (ii) the offer or sale of shares of the Fund to any person, natural or otherwise, which is in violation of any state or federal law.

      If a claim is made against InCap as to which InCap may seek indemnity under this Section, InCap will notify the Fund promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Fund promptly of any action commenced against InCap within ten (10) days after InCap has been served with a summons or other legal process. Failure to notify the Fund will not, however, relieve the Fund from any liability, which it may have on account of the indemnity under this Section so long as the Fund has not been prejudiced in any material respect by such failure.

      The Fund and InCap will cooperate in the control of the defense of any action, suit or proceeding in which InCap is involved and for which indemnity is being provided by the Fund to InCap. The Fund may negotiate the settlement of any action, suit or proceeding subject to InCap's approval, which will not be unreasonably withheld. InCap reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Reasonable costs or expenses incurred by InCap in connection with, or as a result of such participation, will be borne solely by the Fund if:

            (i) InCap has received an opinion of counsel from counsel to the Fund stating that the use of counsel to the Fund by InCap would present an impermissible conflict of interest;

            (ii) the defendants in, or targets of, any such action or proceeding include both InCap and the Fund, and legal counsel to InCap has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Fund or which may be adverse to or inconsistent with defenses available to the Fund (in which case the Fund will not have the right to direct the defense of such action on behalf of InCap); or

            (iii) the Fund authorizes InCap to employ separate counsel at the expense of the Fund.

      (d) The terms of this Section will survive the termination of this Agreement.

Section 5. Representations and Warranties.

      (a) InCap represents and warrants that:

            (i) it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland and is duly authorized to do business in all jurisdictions in which it is doing business;

            (ii) it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

            (iii) all requisite corporate proceedings have been taken to authorize InCap to enter into and perform this Agreement;


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            (iv) it has and will continue to have access to the capital, facilities, personnel and equipment required to fully perform its duties and obligations hereunder and will furnish to the Fund such reports as may be reasonably requested to determine its continuing compliance with this representation;

            (v) no legal or administrative proceedings have been instituted or threatened which would impair InCap's ability to perform its duties and obligations under this Agreement;

            (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of InCap or any law or regulation applicable to it;

            (vii) it is registered as a transfer agent under Section 17A(c) (2) of the Exchange Act;

            (viii) this Agreement has been duly authorized by InCap and, when executed and delivered, will constitute a valid, legal and binding obligation of InCap, enforceable in accordance with its terms.

            (ix) there are no violations of any kind, pending or threatened, against InCap, and InCap has complied and will continue to comply with all laws, rules and regulations relating to its operations and the performance of its obligations under this Agreement. InCap will provide to the Fund such information as may be reasonably requested from time to time to determine its compliance with this representation.

      (b) The Fund represents and warrants that:

            (i) it is a statutory trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

            (ii) it is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement;

            (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

            (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

            (v) the Fund's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Fund, or any law or regulation applicable to either;

            (vi) the Shares are properly registered or otherwise authorized for issuance and sale;

            (vii) this Agreement has been duly authorized by the Fund and, when executed and delivered, will constitute a valid, legal and binding obligation of the Fund, enforceable in accordance with its terms.

      (c) Delivery of Documents

      The Fund will furnish or cause to be furnished to InCap the following documents;

            (i) current Prospectus and Statement of Additional Information for each portfolio attached hereto as may be amended from time to time;

            (ii) most recent Annual Report;

            (iii) most recent Semi-Annual Report for registered investment companies on Form N-CSR;

            (iv) certified copies of resolutions of the Fund's Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

      (d) Record Keeping and Other Information

      InCap will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Fund and will be available during regular business hours for inspection, copying and use by the Fund. Where applicable, such records will be maintained by InCap for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, InCap will deliver all such records to the Fund or such person as the Fund may designate.

      In case of any request or demand for the inspection of the Share records of the Fund, InCap shall notify the Fund and secure instructions as to permitting or refusing such inspection. InCap may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.


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Section 6. Compensation.

      The Fund agrees to pay InCap compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt and approval of an invoice therefor, InCap is authorized to collect such fees by debiting the Fund's custody account. The Fund will approve or contest any invoice sent by InCap within five (5) days of receipt. Disputed amounts shall not be deducted from the Fund's custody account until the dispute is resolved. In addition, the Fund agrees to reimburse InCap for any reasonable and ordinary out-of-pocket expenses paid by InCap on behalf of the Fund within five (5) calendar days of the Fund's receipt of an invoice therefor.

      For the purpose of determining fees payable to InCap, the value of the Fund's net assets will be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information then in effect.

      During the term of this Agreement, should the Fund seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation may be executed by the Parties.

      In the event that the Fund is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts, which may be contested in good faith by the
Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by InCap. In the event of a dispute over a billing amount, the Fund must notify InCap in writing of the contested amounts within a reasonable time of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

Section 7. Acts of God, etc.

      InCap will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

      In the event of equipment failures beyond InCap's control, InCap will, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by InCap.

Section 8. Inspection and Ownership of Records.

      In the event of a request or demand for the inspection of the records of the Fund, InCap will use its best efforts to notify the Fund and to secure instructions as to permitting or refusing such inspection. InCap may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Fund.

      InCap recognizes that the records it maintains for the Fund are the property of the Fund and will be surrendered to the Fund upon written notice to InCap as outlined under Section 9(c) below. InCap agrees to maintain the records and all other information of the Fund in a confidential manner and will not use such information for any purpose other than the performance of InCap's duties under this Agreement. InCap shall backup any and all electronic files it maintains on behalf of the Funds on a daily basis and store such backup files at an off-site location. InCap shall provide the Funds with a list of all software programs and pricing services and the like used in the daily operations of its business as outline in the company's procedures manual.


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Section 9. Duration and Termination.

      (a) The initial term of this Agreement will be for a period of thirty (30) months, commencing on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below; provided, however, that after November 1, 2005 either party may terminate this Agreement if that party gives one hundred twenty (120) days advance notice of the termination.

      (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

      (c) After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than ninety (90) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen
(15) days prior to the Termination Date, the Fund will pay to InCap such compensation as may be due as of the Termination Date and will likewise reimburse InCap for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by InCap up to and including the Termination Date.

      (d) In connection with the termination of this Agreement, if a successor to any of InCap's duties or responsibilities under this Agreement is designated by the Fund by written notice to InCap, InCap will promptly on the Termination Date, transfer to the successor all records which belong to the Fund and will provide appropriate, reasonable and professional cooperation in transferring such records and its functions to the named successor. The Fund shall reimburse InCap for its reasonable out-of-pocket expenses incurred in connection with such transfer of such records in accordance with section 10(c) above.

      (e) Should the Fund desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, InCap shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that InCap will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Fund is liquidated or its assets merged or purchased or the like with another entity, payment of fees to InCap shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at InCap until the expiration of the Notice Period and shall be calculated at the asset levels on the Notice Date.

      (f) Notwithstanding any other provisions of Paragraph 9, in the event the Fund deregisters as an Investment Company with the United States Securities and Exchange Commission ("SEC"), this Agreement may be terminated by the Fund upon ninety (90) days written notice to InCap. The Termination Date shall be ninety
(90) days after the receipt of such notice by InCap. Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Fund will pay to InCap such compensation as may be due as of the Termination Date and will likewise reimburse InCap for any out- of- pocket expenses and disbursements reasonably incurred or expected to be incurred by InCap up to and including the Termination Date.

      (g) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach or threatened material breach by the other Party in the performance of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for the lesser of sixty (60) days or the permitted regulatory extension after receipt of written specification thereof.


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Section 10. Rights of Ownership.

      All computer programs and procedures developed to perform services required to be provided by InCap under this Agreement are the property of InCap. All records and other data except such computer programs and procedures are the exclusive property of the Fund and all such other records and data will be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason.

Section 11. Amendments to Documents.

      The Fund will furnish InCap written copies of any amendments to, or changes in, the Articles of Incorporation, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Fund agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Fund which might have the effect of changing the procedures employed by InCap in providing the services agreed to hereunder or which amendment might affect the duties of InCap hereunder unless the Fund first obtains InCap's approval of such amendments or changes.

Section 12. Confidentiality.

      Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. InCap agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

Section 13. Notices.

      Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Fund:                              If to InCap:
Commonwealth International Series Trust      InCap Fund Administration, Inc..
5847 San Felipe, Suite 850                   320 North Charles Street
Houston, TX  77057                           Baltimore, Maryland 21201
Attention: Robert W. Scharar                 Attention: James Tennies
           President                                    President

With a copy to:

Rabil, Ropka, LLC
215 Fries Mill Road
Turnersville, New Jersey 08012
Attention: C. Richard Ropka

Section 14. Amendment.

      No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.


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Section 15. Authorization.

      The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

Section 16. Counterparts.

      This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

Section 17. Assignment.

      This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the prior written consent of InCap or by InCap without the prior written consent of the Fund which consent must be authorized or approved by a resolution by its respective governing Boards of Trustees prior to such assignment.

Section 18. Governing Law.

      The laws of the Commonwealth of Massachusetts will govern this Agreement.

Section 19. Severability.

      If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

Section 20. Limitation of Liability of the Trustees and Shareholders

      It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the fund personally, but shall bind only the trust property of the Fund as provided in the Fund's Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, bust shall bind only the trust property of the Fund as provided in the Fund's Agreement and Declaration of Trust.

Section 21. Anti-Money Laundering

      Each of InCap and the Fund acknowledge that it is a financial institution subject to the USA Patriot Act of 2001 (the "AML Act"), which requires among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Act and applicable regulations in all relevant respects. In that connection, the parties further agree as follows:

(a) InCap shall include specific contractual provisions regarding anti-money laundering compliance obligations in all future agreements entered into by InCap with any financial intermediary that would be authorized to effect transactions in shares of the Fund.


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(b)   Each of InCap and the Fund agrees that it will take such further steps, and cooperate with the others as may be reasonably necessary, to facilitate compliance with the AML Act, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). InCap undertakes that it will grant to the Fund, the Fund's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of InCap's AML Operations, books and records pertaining to the Fund only.

Section 22. Chief Compliance Officer

      InCap will assist the Fund's Chief Compliance Officer ("CCO") in his duties of ensuring that the fund is in compliance with various federal and state rule and regulations. InCap will respond promptly to the CCO's request for information and will alert him to any material compliance matter pertaining to their organization.

Section 23. Entire Agreement

      This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.


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

         In Witness Whereof, the Parties hereto have caused this Agreement consisting of nineteen (19) typewritten pages, together with Schedules "A," "B" and "C" (Pages 20-28, attached), to be signed by their duly authorized officers as of the day and year first above written.

Commonwealth International Series Trust          InCap Fund Administration, Inc.

/s/ Robert W. Scharar                            /s/ James Tennies
---------------------                            ------------------
By:  Robert W. Scharar                           By:  James Tennies
     President                                        President


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                                   SCHEDULE A
         Accounting Services Provided by InCap Fund Administration, Inc.
--------------------------------------------------------------------------------

o Review each Portfolio's Statement of Assets and Liabilities and Statement of Operations.

o Assist in calculating expenses payable pursuant to the Fund's various contractual obligations.

o Control all disbursements from the Fund on behalf of each Portfolio and authorize such disbursements upon instructions of the Fund.

o     Review calculations of capital gains and losses.

o     Review calculation of each Portfolio's net income.

o     Review computations of the net asset value of each Portfolio.

o Report applicable net asset value and performance data to performance tracking organizations.

o Review the computation of each Portfolio's yields, total returns, expense ratios and portfolio turnover rate.

o     Review monthly security transactions listings.

o     Review monthly broker security transactions summaries.

o Assist in the preparation and filing of the Fund's annual and semiannual reports to shareholders and proxy statements.

o Assist with the preparation of amendments to the Fund's Registration Statements on From N-1A and other filings relating to the registration of shares.

o Review the analysis of each Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time ("Code").

o Review the determination of the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of each Portfolio of the Fund under the Code.


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

Administrative Services Provided by InCap Fund Administration, Inc.
--------------------------------------------------------------------------------

o Provide overall day-to-day Fund administrative management, including coordination of investment advisor, custodian, transfer agency, distribution and pricing and accounting services.

o     Prepare the following Federal and State filings and reports:

      o Fund's post-effective amendments under the Securities Act of 1933 and the Investment Company Act of 1940.

      o     Rule 17g-1 filing with the SEC regarding Fidelity Bond coverage.

      o     Form 24F-2 - Annual notice of securities sold pursuant to Rule
            24f-2.

      o     Form N-PX - Proxy Voting Report.

      o Ongoing monitoring of State Blue Sky registrations and filings with applicable states.

o Review, from the Fund's Fund Accounting agent, the following Federal reports:

      o     Form N-SAR - Semi-Annual Report for Registered Investment Companies.

      o     Form N-CSR - Certified Shareholder Report.

      o     Form N-Q - Quarterly Schedule of Portfolio Holdings

o Prepare and file such reports, applications and documents as may be necessary or desirable to register the Fund's shares with the Federal and state securities authorities, and monitor the sale of Fund shares for compliance with Federal and state securities laws.

o Review reports to shareholders, including the annual and semi-annual report to shareholders; and coordinate mailing Prospectuses, notices, proxy statements, proxies and other reports to shareholders.

o Assist with layout and printing of shareholder communications, including Prospectuses and reports to shareholders.

o Administer contracts on behalf of the Fund with, among others, the Fund's investment advisor, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent.

o Assist fund's legal counsel in the preparation for trustees/management meetings including, coordinating the agenda, distribution of minutes, attendance records and minute books.

Coordinate shareholder meetings, including assisting Fund counsel in preparation of proxy materials, preparation of minutes and tabulation of results. Monitor and pay Fund bills, maintain Fund budget and report budget expenses and variances to Fund management.

o Monitor the Fund's compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Fund's Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for each Portfolio of the Fund to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute.

o Prepare and distribute to appropriate parties notices announcing dividends and other distributions to shareholders.

o Provide other administrative services as may be agreed from time to time in writing by the Fund or Administrator.

                                   SCHEDULE B

                                   COMPENSTION

Compensation Schedule for fund accounting and fund administration services provided by InCap Fund Administration, Inc. for the Commonwealth International Series Trust:

      $16,000/month for July 2005
      $18,000/month for August - December 2005
      $16,000/month thereafter

      At such time as the total net assets of the Funds reach $110 million, InCap Fund Administration will receive an additional fee of 7.5 bps on assets between $110 million and $210 million and 5.0 bps on assets above $210 million. In the event that total net assets of the Funds do not reach $110 million by November 1, 2006, the fee paid to InCap Fund Administration will be increased to $18,000/month for that month and for the balance of the contract period.

Plus out-of-pocket expenses to include, but not limited to: Wire fees, bank service charges, printing, copying, postage, courier, account statement/confirmations (including programming costs for specialized statements and/or confirmation) Fund/SERV fee, price quotation service, record retention fees, blue sky registration filing fees, shareholder web access fees, registration fees, travel and other standard miscellaneous items, subject to a schedule of such charges agreed to by the parties; provided, however, that some or all of the foregoing out-of-pocket charges may be waived from July 1, 2005 through December 31, 2005 at the sole discretion of the Adviser to the Funds

Out-of pocket expenses are set by the schedule of expenses attached hereto. It may not be changed without the mutual agreement of the parties.

InCap Fund Administration, Inc.
Expense Reimbursement Schedule
Commonwealth International Series Trust

      In additional to contractual fees paid under agreements with InCap Fund Administration, Inc., mutual fund clients are responsible for certain out-of-pocket expenses. While charges may vary and some customized services are not reflected on the following schedule, charges for the most commonly used services are set forth below.

Postage, Printing and Copying                        Blue Sky Filing

Postage                    Actual Usage              $25/regulatory filing
Copy and Printing          $0.08/page

Courier Services                                     Board Books

All cases:                 Actual Usage              $50.00/book

Mailing Labels

Labels                     $.25/label
Minimum Charge             $100.00

                                   SCHEDULE C

                     Commonwealth International Series Trust

Portfolios covered by this Agreement:

Commonwealth Japan Fund

Commonwealth Australia/New Zealand Fund

Commonwealth Global Fund

Commonwealth Real Estate Securities Fund